UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2014

ONE WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-13869	87-0429198
(Commission File Number)	(I.R.S. Employer Identification No.)

14515 Briarhills Parkway, Suite 105, Houston, Texas 77077
(Address of principal executive offices)

(281) 940-8534
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The disclosure under this item is included under item 5.02 and is incorporated by reference.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The disclosure under this item is included under Item 5.02 and is incorporated by reference.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2014, the Board of Directors of One World Holdings, Inc. (the “Company”)
adopted and approved the One World Holdings Inc. 2014 Stock Option and Stock Award Plan (the “Plan”).

Also on May 12, 2014, the holders of a majority of the Company’s outstanding common stock voted to approve and authorize the adoption of the Plan by written consent.  Five of the Company’s stockholders, owning an aggregate of 15,510,982 shares of the Company’s common stock, voted in favor of approving the Plan.

The purpose of the Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward persons performing services for any the Company or any parent or subsidiary company, and by motivating such persons to contribute to the growth and profitability of the Company.  A total of 2,000,000 shares of the Company’s common stock are available for issuance under the Plan.

Under the Plan, the Company may issue options, including both incentive stock options and nonstatutory stock options, restricted stock grants, or stock appreciation rights.  Awards under the Plan may be granted to Employees, Consultants, and Directors as those terms are defined in the Plan.

The foregoing summary of the terms of the Plan is not intended to be a complete description of the Plan, and is qualified in its entirety to the actual terms of the Plan.  For the full text of the Plan, please see Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	2014 Stock Option and Stock Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 14, 2014

ONE WORLD HOLDINGS, INC.

By:	/s/ Corinda Joanne Melton
Corinda Joanne Melton
Chief Executive Officer and Director